UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2009 (December 3, 2009)

BERRY PLASTICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	033-75706-01	35-1814673
(State of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

101 Oakley Street Evansville, Indiana	47710
(Address of principal executive offices)	(Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Additional Guarantors

Exact Name	Jurisdiction of Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Name, Address and Telephone Number of Principal Executive Offices
Aerocon, LLC	Delaware	3089	35-1948748	(a)
Berry Iowa, LLC	Delaware	3089	42-1382173	(a)
Berry Plastics Design, LLC	Delaware	3089	62-1689708	(a)
Berry Plastics Technical Services, Inc.	Delaware	3089	57-1029638	(a)
Berry Sterling Corporation	Delaware	3089	54-1749681	(a)
CPI Holding Corporation	Delaware	3089	34-1820303	(a)
Knight Plastics, Inc.	Delaware	3089	35-2056610	(a)
Packerware Corporation	Delaware	3089	48-0759852	(a)
Pescor, Inc.	Delaware	3089	74-3002028	(a)
Poly-Seal, LLC	Delaware	3089	52-0892112	(a)
Venture Packaging, Inc.	Delaware	3089	51-0368479	(a)
Venture Packaging Midwest, Inc.	Delaware	3089	34-1809003	(a)
Berry Plastics Acquisition Corporation III	Delaware	3089	37-1445502	(a)
Berry Plastics Opco, Inc.	Delaware	3089	30-0120989	(a)
Berry Plastics Acquisition Corporation V	Delaware	3089	36-4509933	(a)
Berry Plastics Acquisition Corporation VIII	Delaware	3089	32-0036809	(a)
Berry Plastics Acquisition Corporation IX	Delaware	3089	35-2184302	(a)
Berry Plastics Acquisition Corporation X	Delaware	3089	35-2184301	(a)
Berry Plastics Acquisition Corporation XI	Delaware	3089	35-2184300	(a)
Berry Plastics Acquisition Corporation XII	Delaware	3089	35-2184299	(a)
Berry Plastics Acquisition Corporation XIII	Delaware	3089	35-2184298	(a)
Berry Plastics Acquisition Corporation XV, LLC	Delaware	3089	35-2184293	(a)
Kerr Group, LLC	Delaware	3089	95-0898810	(a)
Saffron Acquisition, LLC	Delaware	3089	94-3293114	(a)
Setco, LLC	Delaware	3089	56-2374074	(a)
Sun Coast Industries, LLC	Delaware	3089	59-1952968	(a)
Tubed Products, LLC	Delaware	3089	56-2374082	(a)
Cardinal Packaging, Inc.	Ohio	3089	34-1396561	(a)
Landis Plastics, LLC	Delaware	3089	36-2471333	(a)
Covalence Specialty Adhesives LLC	Delaware	2672	20-4104683	(a)
Covalence Specialty Coatings LLC	Delaware	2672	20-4104683	(a)
Caplas LLC	Delaware	3089	20-3888603	(a)
Caplas Neptune, LLC	Delaware	3089	20-5557864	(a)
Captive Holdings, Inc.	Delaware	3089	20-1290475	(a)
Captive Plastics, Inc.	New Jersey	3089	22-1890735	(a)
Grafco Industries Limited Partnership	Maryland	3089	52-1729327	(a)
Rollpak Acquisition Corporation	Indiana	3089	03-0512845	(a)
Rollpak Corporation	Indiana	3089	35-1582626	(a)
Pliant Corporation	Delaware	2673	43-2107725	(a)
Pliant Corporation International	Utah	2673	87-0473075	(a)
Pliant Film Products of Mexico, Inc.	Utah	2673	87-0500805	(a)
Pliant Packaging of Canada, LLC	Utah	2673	87-0580929	(a)
Uniplast Holdings Inc.	Delaware	2673	13-3999589	(a)
Uniplast U.S., Inc.	Delaware	2673	04-3199066	(a)

(a)	101 Oakley Street, Evansville, IN 47710

Item 1.01	Entry into a Material Definitive Agreement

On December 3, 2009, Berry Plastics Corporation (“Berry”) assumed the obligations of the notes previously described on Current Reports on Form 8-K, filed by Berry with the Securities and Exchange Commission (“SEC” or the “Commission”) on October 28, 2009 and October 29, 2009, which were issued by two of Berry’s unrestricted subsidiaries (the “Escrow Issuers”). The notes are comprised of $370 million in aggregate principal amount of 8 1/4% first priority senior secured notes due 2015 (the “First Priority Notes”) and $250 million in aggregate principal amount of 8 7/8% second priority senior secured notes due 2014 (the “Second Priority Notes”). Berry and the guarantor parties listed in the introductory table to this Current Report on Form 8-K (the “Note Guarantors”), which include certain of the entities acquired as a result of the transaction described in Item 2.01 of this Current Report on Form 8-K (the “Pliant Guarantors”), became parties to the indentures under which the First Priority Notes and Second Priority Notes were issued, each of which was originally executed on November 12, 2009, between the Escrow Issuers and U.S. Bank, National Association, as trustee (respectively, the “First Priority Note Indenture” and the “Second Priority Note Indenture”). In addition, in accordance with the terms of certain of Berry’s other outstanding indebtedness, the Pliant Guarantors became guarantors of such indebtedness, and certain of their assets became subject to security interests in favor of the lenders of such indebtedness.

1. The First Priority Notes

The First Priority Notes are senior obligations of Berry, have the benefit of the security interest in the First Priority Collateral described below and will mature on November 15, 2015. The First Priority Notes bear interest at the rate of 81 /4% per annum, payable on May 15 and November 15 of each year, commencing on May 15, 2010, to holders of record at the close of business on May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date.

On or after November 15, 2012, Berry may redeem the First Priority Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2012	104.125%
2013	102.063%
2014 and thereafter	100.000%

In addition, prior to November 15, 2012, Berry may redeem the First Priority Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the First Priority Notes redeemed plus a premium (as specified in the First Priority Note Indenture), and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to November 15, 2012, Berry may redeem in the aggregate up to 35% of the original aggregate principal amount of the First Priority Notes (calculated after giving effect to the issuance of any additional notes, as specified in the First Priority Note Indenture) issued as of the time of such redemptions, with the net cash proceeds of one or more equity offerings (1) by Berry or (2) by any direct or indirect parent of Berry, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of Berry or used to purchase capital stock (other than disqualified stock) of Berry from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 108.250%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date);

provided, however, that at least 65% of the original aggregate principal amount of the First Priority Notes (calculated after giving effect to the issuance of additional notes) issued as of the time of such redemption must remain outstanding after each such redemption; and provided, further that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 30 nor more than 60 days’ notice sent electronically or mailed to each holder of First Priority Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture. Notice of any redemption upon any equity offering may be given prior to the completion thereof, and any such redemption or notice may, at Berry’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the equity offering.

The indebtedness evidenced by the First Priority Notes is senior indebtedness of Berry, is equal in right of payment to all existing and future pari passu indebtedness, is be senior in right of payment to all existing and future subordinated indebtedness of Berry and has the benefit of the security interest in the First Priority Collateral described below. The indebtedness evidenced by the First Priority Note Guarantees (as defined below) is be senior indebtedness of the applicable Note Guarantor, is equal in right of payment to all existing and future pari passu indebtedness of such Note Guarantor, is senior in right of payment to all existing and future subordinated indebtedness of such Note Guarantor and has the benefit of the security interest in the First Priority Collateral described below.

The First Priority Notes and the First Priority Note Guarantees are secured by security interests in the First Priority Collateral described below, subject to permitted liens, pursuant to a collateral agreement dated as of December 3, 2009 (the “First Priority Collateral Agreement”) by and among Berry, the Note Guarantors and U.S. Bank, National Association, as collateral agent. The collateral consists of substantially all of the property and assets, in each case, that are held by Berry or any of the Note Guarantors, subject to certain exceptions (the “First Priority Collateral”). Security interests securing the First Priority Notes, the First Priority Note Guarantees and the proceeds and distributions in respect thereof are subject to certain intercreditor arrangements. These security interests secure the payment and performance when due of all of the obligations of Berry and the Note Guarantors under the First Priority Notes, the First Priority Note Indenture, the First Priority Note Guarantees and the related security documents, as provided in the security documents.

Each of Berry’s existing direct and indirect restricted subsidiaries that are domestic subsidiaries that guarantee indebtedness under Berry’s existing credit agreements, including the Pliant Guarantors (the “First Priority Note Guarantors”) have jointly and severally irrevocably and unconditionally guaranteed on a senior basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of Berry under the First Priority Note Indenture and the First Priority Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the First Priority Notes, expenses, indemnification or otherwise (the “First Priority Note Guarantees”).

Upon the occurrence of certain changes of control of Berry, each holder of First Priority Notes will have the right to require Berry to repurchase all or any part of such holder’s First Priority Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent that Berry has previously elected to redeem First Priority Notes as described above. Within 30 days following a qualifying change of control, Berry shall mail or send electronically a notice to each holder with a copy to the trustee.

The First Priority Note Indenture contains a number of restrictive covenants, including those relating to the following:

(1)	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;

(2)	Limitation on Restricted Payments;

(3)	Dividend and Other Payment Restrictions Affecting Subsidiaries;

(4)	Asset Sales;

(5)	Transactions with Affiliates;

(6)	Liens;

(7)	Reports and Other Information;

(8)	Future Note Guarantors;

(9)	Amendment of Security Documents; and

(10)	After-Acquired Property.

The First Priority Note Indenture provides that Berry may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not Berry is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person unless certain conditions are met.

Upon the occurrence of certain events of default specified in the First Priority Note Indenture, the principal of, premium, if any, interest and any other monetary obligations on all the then outstanding First Priority Notes may become due and payable immediately.

2. Second Priority Notes

The Second Priority Notes are senior obligations of Berry, have the benefit of the second priority security interest in the Second Priority Collateral described below and will mature on September 15, 2014. Each Second Priority Note bears interest at 8 7/8% per annum, payable on March 15 and September 15 of each year, commencing on March 15, 2010, to holders of record at the close of business on March 1 or September 1, as the case may be, immediately preceding the interest payment date.

On or after September 15, 2010, Berry may redeem the Second Priority Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on September 15 of the years set forth below:

Period	Redemption Price
2010	104.438%
2011	102.219%
2012 and thereafter	100.000%

In addition, prior to September 15, 2010, Berry may redeem the Second Priority Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Second Priority Notes redeemed plus the Applicable Premium (as defined in the Second Priority Note Indenture) as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The indebtedness evidenced by the Second Priority Notes is senior indebtedness of Berry, is equal in right of payment to all existing and future pari passu indebtedness, is senior in right of payment to all existing and future subordinated indebtedness of Berry and has the benefit of the second priority security interest in the Second Priority Collateral described below. The security interests securing the Second Priority Notes will be second in priority (subject to permitted liens and to certain exceptions) to all security interests at any time granted to secure first priority lien obligations of Berry or the Second Priority Note Guarantors (as defined below). The indebtedness evidenced by the Second Priority Note Guarantees (as defined below) is also senior indebtedness of the applicable Second Priority Note Guarantors, is equal in right of payment to all existing and future pari passu indebtedness of such Second Priority Note Guarantor, is senior in right of payment to all existing and future subordinated indebtedness of such Second Priority Note Guarantor and has the benefit of the security interest in the Second Priority Collateral described below. Pursuant to the relevant security agreements, the security interests securing the Second Priority Note Guarantees will be second in priority (subject to permitted liens and to certain exceptions) to all security interests at any time granted to secure Berry’s first priority lien obligations.

The Second Priority Notes and the Second Priority Note Guarantees are secured by security interests in the Second Priority Collateral described below, subject to permitted liens, pursuant to a Collateral Agreement dated as of September 20, 2006 (the “Second Priority Collateral Agreement”) by and among Berry, the Second Priority Note Guarantors, U.S. Bank National Association as collateral agent on behalf of Berry’s existing second priority notes and U.S. Bank, National Association, as collateral agent on behalf of the holders of the Second Priority Notes. The collateral, which also secures Berry’s existing second priority notes on a ratable basis, consists of substantially all of the property and assets, in each case, that are held by Berry or any of the Note Guarantors, to the extent that such assets secure Berry’s first priority lien obligations and to the extent that a second priority security interest is able to be granted or perfected therein, subject to certain exceptions (the “Second Priority Collateral”). Securing interests securing the Second Priority Notes, the Second Priority Note Guarantees and the proceeds and distributions in respect thereof are subject to an intercreditor arrangement. These security interests secure the payment and performance when due of all of the obligations of Berry and the Second Priority Note Guarantors under the Second Priority Notes, the Second Priority Indenture, the Second Priority Note Guarantees and the related security documents, as provided in the security documents.

Each of Berry’s direct and indirect restricted subsidiaries that are domestic subsidiaries that guarantee indebtedness under Berry’s credit agreements, including the Pliant Guarantors (the “Second Priority Note Guarantors”) have jointly and severally irrevocably and unconditionally guaranteed on a senior basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of Berry under the Second Priority Note Indenture and the Second Priority Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the Second Priority Notes, expenses, indemnification or otherwise (the “Second Priority Note Guarantees”).

Upon the occurrence of certain changes of control of Berry, each holder of Second Priority Notes will have the right to require Berry to repurchase all or any part of such holder’s Second Priority Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any qualifying change of control event, except to the extent that Berry has previously elected to redeem the Second Priority Notes as described above, Berry shall mail or send electronically a notice to each holder with a copy to the trustee.

The Second Priority Note Indenture contains a number of restrictive covenants, including those relating to the following:

(1)	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;

(2)	Limitation on Restricted Payments;

(3)	Dividend and Other Payment Restrictions Affecting Subsidiaries;

(4)	Asset Sales;

(5)	Transactions with Affiliates;

(6)	Liens;

(7)	Reports and Other Information;

(8)	Future Note Guarantors;

(9)	Amendment of Security Documents; and

(10)	After-Acquired Property.

The Second Priority Note Indenture provides that Berry may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not Berry is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person unless certain conditions are met.

Upon the occurrence of certain events of default specified in the Second Priority Note Indenture, the principal of, premium, if any, interest and any other monetary obligations on all the then outstanding Second Priority Notes may become due and payable immediately.

3. Registration Rights Agreements

On December 3, 2009, Berry, the Note Guarantors and the initial purchasers of the First Priority Notes and Second Priority Notes entered into registration rights agreements (the “Registration Rights Agreements”) with respect to the First Priority Notes and Second Priority Notes. The following is a brief description of the terms of the Registration Rights Agreements and is qualified by reference to the terms of each of the Registration Rights Agreements filed as Exhibit 4.07 and 4.08 to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms not defined in this section shall have the meanings specified in the respective Registration Rights Agreement.

Pursuant to each of the Registration Rights Agreements, Berry and the Note Guarantors will agree to use their commercially reasonable efforts to (x) within 180 days of December 3, 2009, file with the Commission and (y) within 270 days of December 3, 2009, cause to become effective a registration statement, on the appropriate form under the Securities Act, relating to an offer to exchange the First Priority Notes or Second Priority Notes, respectively, for registered notes with terms identical to the First Priority Notes or Second Priority Notes, respectively (except that the new notes will not be subject to restrictions on transfer or to any increase in interest rate as described below) (the “Exchange Notes”). Following the effectiveness of the exchange offer registration statement, Berry and the Note Guarantors will offer to the holders who are able to make certain representations the opportunity to exchange their First Priority Notes and Second Priority Notes for Exchange Notes.

If, with respect to either the First Priority Notes or Second Priority Notes, as applicable:

(1) Berry and the Note Guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2) any holder notifies us prior to the 20th day following consummation of the exchange offer that:

(a) it is prohibited by law or SEC policy from participating in the exchange offer;

(b) it may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus (other than by reason of such holder’s status as our affiliate) and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns First Priority Notes or Second Priority Notes acquired directly from us or our affiliate,

Berry and the Note Guarantors will be obligated, with respect to the First Priority Notes or Second Priority Notes, respectively, to file with the SEC a shelf registration statement (the “Shelf Registration”) to cover resales of the First Priority Notes or Second Priority Notes, respectively, by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration. Berry and the Note Guarantors will use their commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

Each of the Registration Rights Agreements provides that:

(1) unless the exchange offer would not be permitted by applicable law or SEC policy, Berry and the Note Guarantors will use their commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 270 days after December 3, 2009;

(2) unless the exchange offer would not be permitted by applicable law or SEC policy, Berry and the Note Guarantors will commence the exchange offer; and

(3) if obligated to file the shelf registration statement, Berry and the Note Guarantors will file the Shelf Registration with the SEC on or prior to 180 days after such filing obligation arises and will use their commercially reasonable efforts to cause the Shelf Registration to be declared effective by the SEC on or prior to 270 days after such obligation arises.

Additionally, each of the Registration Rights Agreements provides that, if:

(1) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(2) Berry and the Note Guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

(3) the Shelf Registration or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable, subject to certain exceptions, in connection with resales or exchanges of First Priority Notes and Second Priority Notes, respectively, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (3) above, a “Registration Default”), then Berry and the Note Guarantors will pay additional interest to each holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum of the principal amount of either the First Priority Notes or the Second Priority Notes held by such holder, as applicable. The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of such First Priority Notes or Second Priority Notes, as applicable, with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 1.0% per annum of the principal amount of such First Priority Notes or Second Priority Notes.

Item 2.01	Material Acquisitions or Dispositions

On December 3, 2009, Berry completed its previously announced acquisition of all the capital stock of Pliant Corporation (“Pliant”), for an acquisition purchase price of approximately $561 million, upon Pliant’s emergence from reorganization pursuant to a proceeding under Chapter 11 of the Bankruptcy Code. The effective date of the Pliant plan of reorganization occurred on December 3, 2009 and Pliant became a wholly owned direct subsidiary of Berry. The acquisition was funded with the proceeds from the notes described in Item 1.01 of this Current Report on Form 8-K.

Pliant is a leading manufacturer of value-added films and flexible packaging for food, personal care, medical, food, industrial and agricultural markets. Pliant operates 16 manufacturing facilities around the world, and employs approximately 2,800 people with annual net sales of $900 million for the twelve months ended September 30, 2009.

Berry is a wholly owned subsidiary of Berry Plastics Group, Inc. (“Berry Group”) which is majority owned by affiliates of Apollo Management, L.P. An affiliate of the private equity firm Graham Partners, L.P. is also a shareholder of Berry Group.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Berry intends to file the unaudited consolidated financial statements of Pliant Corporation no later than 71 calendar days after the date that this current report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Berry intends to file unaudited pro forma combined condensed financial information reflecting the acquisition no later than 71 calendar days after the date that this current report on Form 8-K is required to be filed.

(d) Exhibits.

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

4.01	Indenture, by and between Berry Plastics Escrow Corporation and Berry Plastics Escrow LLC, as Issuers, and U.S. Bank National Association, as Trustee, relating to 8 1/4% first priority senior secured notes due 2015, dated November 12, 2009.

4.02	First Supplemental Indenture, dated as of December 3, 2009, by and between Berry Plastics Corporation, the subsidiaries of Berry Plastics Corporation party thereto, Berry Plastics Escrow LLC, Berry Plastics Escrow Corporation, and U.S. Bank National Association, as Trustee, relating to the Indenture, by and between Berry Plastics Escrow Corporation and Berry Plastic Escrow LLC, as Issuers, and U.S. Bank, National Association, as Trustee, relating to 8 1/4% first priority senior secured notes due 2015, dated November 12, 2009.

4.03	Indenture, by and between Berry Plastics Escrow Corporation and Berry Plastic Escrow LLC, as Issuers, and U.S. Bank National Association, as Trustee, relating to 8 7/8% second priority senior secured notes due 2014, dated November 12, 2009.

4.04	First Supplemental Indenture, dated as of December 3, 2009, by and between Berry Plastics Corporation, the subsidiaries of Berry Plastics Corporation party thereto, Berry Plastics Escrow LLC, Berry Plastics Escrow Corporation, and U.S. Bank National Association, as Trustee, relating to the Indenture, by and between Berry Plastics Escrow Corporation and Berry Plastic Escrow LLC, as Issuers, and U.S. Bank National Association, as Trustee, relating to 8 7/8% second priority senior secured notes due 2014, dated November 12, 2009.

4.05	Collateral Agreement, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation identified therein and U.S. Bank National Association, as Collateral Agent, relating to 8 1/4% first priority senior secured notes due 2015, dated December 3, 2009.

4.06	Additional Secured Creditor Consent, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation signatory thereto and U.S. Bank National Association, as Authorized Representative and Collateral Agent, relating to 8 7/8% second priority senior secured notes due 2014, dated December 3, 2009.

4.07	Registration Rights Agreement, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation identified therein, and Banc of America Securities LLC and Barclays Capital Inc., as representatives of the Initial Purchasers, relating to 8 1/4% first priority senior secured notes due 2015, dated December 3, 2009.

4.08	Registration Rights Agreement, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation identified therein, and Banc of America Securities LLC and Barclays Capital Inc., as representatives of the Initial Purchasers, relating to 8 7/8% second priority senior secured notes due 2014, dated December 3, 2009.

99.1	Press Release by Berry Plastics Corporation, dated December 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS CORPORATION

Date: December 8, 2009	By:	/S/ JAMES M. KRATOCHVIL
	Name:	James M. Kratochvil
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

4.01	Indenture, by and between Berry Plastics Escrow Corporation and Berry Plastics Escrow LLC, as Issuers, and U.S. Bank National Association, as Trustee, relating to 8 1/4% first priority senior secured notes due 2015, dated November 12, 2009.

4.02	First Supplemental Indenture, dated as of December 3, 2009, by and between Berry Plastics Corporation, the subsidiaries of Berry Plastics Corporation party thereto, Berry Plastics Escrow LLC, Berry Plastics Escrow Corporation, and U.S. Bank National Association, as Trustee, relating to the Indenture, by and between Berry Plastics Escrow Corporation and Berry Plastic Escrow LLC, as Issuers, and U.S. Bank, National Association, as Trustee, relating to 8 1/4% first priority senior secured notes due 2015, dated November 12, 2009.

4.03	Indenture, by and between Berry Plastics Escrow Corporation and Berry Plastic Escrow LLC, as Issuers, and U.S. Bank National Association, as Trustee, relating to 8 7/8% second priority senior secured notes due 2014, dated November 12, 2009.

4.04	First Supplemental Indenture, dated as of December 3, 2009, by and between Berry Plastics Corporation, the subsidiaries of Berry Plastics Corporation party thereto, Berry Plastics Escrow LLC, Berry Plastics Escrow Corporation, and U.S. Bank National Association, as Trustee, relating to the Indenture, by and between Berry Plastics Escrow Corporation and Berry Plastic Escrow LLC, as Issuers, and U.S. Bank National Association, as Trustee, relating to 8 7/8% second priority senior secured notes due 2014, dated November 12, 2009.

4.05	Collateral Agreement, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation identified therein and U.S. Bank National Association, as Collateral Agent, relating to 8 1/4% first priority senior secured notes due 2015, dated December 3, 2009.

4.06	Additional Secured Creditor Consent, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation signatory thereto and U.S. Bank National Association, as Authorized Representative and Collateral Agent, relating to 8 7/8% second priority senior secured notes due 2014, dated December 3, 2009.

4.07	Registration Rights Agreement, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation identified therein, and Banc of America Securities LLC and Barclays Capital Inc., as representatives of the Initial Purchasers, relating to 8 1/4% first priority senior secured notes due 2015, dated December 3, 2009.

4.08	Registration Rights Agreement, by and between Berry Plastics Corporation, each Subsidiary of Berry Plastics Corporation identified therein, and Banc of America Securities LLC and Barclays Capital Inc., as representatives of the Initial Purchasers, relating to 8 7/8% second priority senior secured notes due 2014, dated December 3, 2009.

99.1	Press Release by Berry Plastics Corporation, dated December 3, 2009.